Exhibit 24.1

OMNIBUS POWERS OF ATTORNEY

Each person whose signature appears below authorizes each of Michael G. Daniel, Annabel M. Jones, Phil Cook and Brian Trimble, or any of them as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer, director or manager, as the case may be, of the registrants below, an Exchange Offer Registration Statement on Form S-4 and any amendments, including post-effective amendments, thereto relating to the offer to exchange the 9.750% Senior Notes due 2020 of Samson Investment Company (the “Notes”), the guarantees relating to the Notes for substantially identical outstanding notes and guarantees and to file the same, with all the exhibits thereto, and all other documents in connection therewith, as contemplated under the Registration Rights Agreement, dated as of February 8, 2012, among Samson Investment Company, the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, acting on behalf of itself and as the representative of the several initial purchasers, to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), necessary or advisable to enable the registrants to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the SEC, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

[Balance of Page Intentionally Blank]

This Omnibus Power of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of February 14, 2013.

Samson Resources Corporation

Samson Investment Company

Geodyne Resources, Inc.

Samson Contour Energy Co.

Samson Contour Energy E & P, LLC

Samson Holdings, Inc.

Samson Lone Star, LLC

Samson Resources Company

Samson-International, Ltd.

/s/ Philip Cook
Philip Cook

/s/ Brian Trimble
Brian Trimble

/s/ Jonathan Smidt
Jonathan Smidt

/s/ Ash Upadhyaya
Ash Upadhyaya

/s/ Claire Farley
Claire Farley

/s/ David Rockecharlie
David Rockecharlie

/s/ Robert Delaney
Robert Delaney

/s/Annabel M. Jones
Annabel M. Jones

/s/ Keith St Gemme
Keith St Gemme

/s/ Michael G. Daniel
Michael G. Daniel

/s/ Ken Davis
Ken Davis

/s/ Robert Schaffitzel
Robert Schaffitzel